                                                                        06/27/03

EXHIBIT  99.1

COMPANY CONTACT:
Russell J. Matuszak
Barrister Global Services Network, Inc.
(716) 845-5010


BARRISTER INCREASES REVENUES DURING FISCAL 2003

BUFFALO, N.Y. - JUNE 27, 2003 - Barrister Global Services Network, Inc. (AMEX:
BIS), a provider of multi-vendor IT services, today announced its results for the fourth quarter and year-end of its fiscal year 2003, which ended on March 31, 2003.

Revenues increased for the third consecutive year for continuing operations with a 3.8% increase to $13,335,000 for fiscal 2003, as compared to $12,845,000 for fiscal 2002. Revenues from time and materials services increased 62.7% to a total of $5.2 million for fiscal 2003 when compared to fiscal 2002. The principal reason for this increase was revenues generated from the business acquired on July 15, 2002 from Advantage Innovation, Inc. Revenues from hardware maintenance contracts decreased to $8.0 million, a decrease of 15.8% from the prior year. This reduction primarily resulted from the non-renewal of a large contract by a customer of one of our business partners and the migration of other contracts to time and material services.

"We achieved revenue growth in a difficult year and continue to develop new opportunities that will increase our revenues and profitability," said Dr. William O. Bray, President and CEO of Barrister. "In Fiscal 2003, we focused on new customer wins, increased sales traction with our partners and the restructuring of our services delivery to drive efficiency. We're not satisfied with our results. We will continue to drive efforts to accelerate revenues and return to profitability, such as our recent customer win with a major North American restaurant chain and the launch of a new partnership with D-Link Systems to provide home network installation services to the small business and consumer markets."

The loss before income taxes for the fiscal year ended March 31, 2003 was $423,000 compared to a loss before income taxes of $1,604,000 in fiscal 2002. The prior year results reflect the recording of certain current non-recurring expenses in the fourth quarter of $1,285,000. Net loss for the fiscal year was $423,000 or $0.04 per share compared to a net loss of $1.12 million in fiscal 2002 or $.09 per share.

Fiscal 2003 fourth quarter revenues were $3.1 million, a decrease of 8.2% from the comparable 2002 quarter. The current fiscal year fourth quarter revenues reflect the loss of a large contract by our business partner. Net loss for the fourth quarter was $515,000 or $.04 per share compared to a net loss of $977,000 or $.08 per share for the fourth quarter of the prior year.

Barrister's cost of services was 76.5% of revenues in fiscal 2003. In the prior fiscal year, cost of services was 78.7% of revenues which included the recording in the fourth quarter of an additional provision of $532,000 for service parts inventory deemed to be excess to the Company's needs. Excluding the provision, cost of services was 74.6% of revenues in the prior year. When compared to this number, the increase in cost of services as a percentage of revenues for the current year resulted from higher costs for parts and shipping used to service calls and from costs associated with the move of the Company's headquarters in the fourth quarter.

Selling, general and administrative expenses were 30.5% of revenues in fiscal 2003. In the prior year selling, general and administrative expenses were 35.2% of revenues which included the recording in the fourth quarter of certain non-recurring expenses of $753,000. Excluding these non-recurring expenses, selling, general and administrative expenses were 29.3% of revenues in the prior year. When compared to this number, the increase in selling, general and administrative expenses as a percent of revenues for the current year primarily resulted from increased investment in selling and marketing resources, costs associated with the move of the Company's Buffalo facility in the fourth quarter, and higher general and administrative expenses associated with the acquisition of Advantage Innovation, Inc., including amortization expenses of intangible assets acquired in the transaction.

In June of 2002, Barrister announced that it was informed by the American Stock Exchange (AMEX) that it had fallen below certain of the AMEX's continued listing standards. Barrister submitted a plan to



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AMEX that would return the Company to profitability by March 31, 2003, which it has failed to meet. Barrister has entered into discussions with AMEX regarding the continuation of its listing, however, the outcome is undetermined at this time. The Company will advise once a final determination has been made.

The Company will conduct an investor conference call on Monday, June 30, 2003 at 10:00 a.m. You may participate in this call by dialing 1-888-346-5716 and requesting the Barrister Global Services Network call, or call #063003, when asked. The call will also be simultaneously broadcast live over the Internet via PR Newswire. You may listen to this call via the Internet at:
www.firstcallevents.com/service/ajwz383408716gf12.html.

If you are unable to participate at the scheduled time, you may access an audio recording of the conference call by dialing 1-888-346-3949 and entering the passcode 063003 when prompted. In addition, you will then need to enter the followng confirmation number 20030630112071 (and then hit the pound (#) key). This recording will be available within two hours after the call`s completion and will remain accessible through August 31. The call will also be archived on Barrister's website (www.barrister.com) for the next twelve months, and can be accessed at any time and at no cost during this period.

About Barrister Global Services Network, Inc.

Barrister Global Services Network, Inc. is a premier provider of multi-vendor IT services, delivering superior resolution to client/server hardware challenges. Barrister's services range from warranty and non-warranty equipment maintenance to managed help desk to per incident hardware repair and technology deployment projects, as well as new POS and kiosk services for retailers. The Company manages a vast network of service partners - with over 15,000 certified technicians, serving more than 19,200 locations throughout the U.S., Canada, Mexico and Puerto Rico. Barrister is headquartered in Buffalo, New York. For more information, please visit www.barrister.com, send an e-mail to info@barrister.com or call toll free 866-565-2476.

This press release contains "forward-looking statements", within the meaning of the Private Security Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about the industry, markets and economic environment in which the Company operates. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the Company's periodic reports filed with the Securities and Exchange Commission. *Barrister
    Global Services Network is a trademark, tradename and service mark, and Barrister is a registered trademark and service mark of Barrister Global
                             Services Network, Inc.



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BARRISTER GLOBAL SERVICES NETWORK, INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                                               Year Ended March 31,       Quarter Ended March 31,
                                                              ----------------------      -----------------------
                                                                2003          2002          2003            2002
                                                              --------      --------      --------       --------

REVENUES                                                      $ 13,335      $ 12,845      $  3,141       $  3,422

COSTS AND EXPENSES:

   Cost of services                                             10,196        10,108         2,622          3,098
   Selling, general and administrative expenses                  4,063         4,521         1,046          1,742
                                                              --------      --------      --------       --------
OPERATING LOSS                                                    (924)       (1,784)         (527)        (1,418)
                                                              --------      --------      --------       --------

OTHER EXPENSE (INCOME):

   Interest to related party                                         5            33            --              5
   Other interest income                                           (78)         (212)          (12)           (44)
   Common stock received from demutualization                     (428)           --            --             --
                                                              --------      --------      --------       --------
       Total other income                                         (501)         (179)          (12)           (39)
                                                              --------      --------      --------       --------

LOSS BEFORE INCOME TAXES                                          (423)       (1,605)         (515)        (1,379)

Income tax benefit                                                  --          (487)           --           (402)
                                                              --------      --------      --------       --------
NET LOSS                                                      $   (423)     $ (1,118)     $   (515)      $   (977)
                                                              ========      ========      ========       ========


BASIC AND DILUTED LOSS  PER COMMON SHARE:                     $   (.04)     $   (.09)     $   (.04)      $   (.08)
                                                              ========      ========      ========       ========

Weighted average number of common shares outstanding:
         Basic and diluted                                      11,892        11,937        11,901         11,911
                                                              ========      ========      ========       ========

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BARRISTER GLOBAL SERVICES NETWORK, INC.
BALANCE SHEETS

(In thousands, except share data)                                              March 31
                                                                       -------------------------
                                                                          2003            2002
                                                                       --------         --------
ASSETS

CURRENT ASSETS:
   Cash and equivalents                                                $  1,630         $  1,222
   Short term investments                                                 1,155            1,040
   Accounts receivable, less allowance for doubtful accounts of
       $120 at 2003 and $125 at 2002                                      1,272            1,289
   Service parts inventory                                                  575              933
   Prepaid expenses                                                          29               23
   Income taxes                                                              82              487
                                                                       --------         --------
                Total current assets                                      4,743            4,994
                                                                       --------         --------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, AT COST:
   Computer and other equipment                                           1,216            1,042
   Furniture and fixtures                                                   360              546
   Leasehold improvements                                                    63              247
                                                                       --------         --------
                                                                          1,639            1,835
   Less accumulated depreciation                                            799            1,448
                                                                       --------         --------
                Net equipment and leasehold improvements                    840              387
                                                                       --------         --------
MARKETABLE SECURITIES                                                        --            1,730
GOODWILL                                                                  2,192               --
INTANGIBLE ASSETS                                                           168               --
DEFERRED TAX ASSETS                                                          77               --
OTHER ASSETS                                                                 47               25
                                                                       --------         --------
                                                                       $  8,067         $  7,136
                                                                       ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current installments of long-term debt
       ($265 at 2002 to a related party)                               $    870         $    307
   Accounts payable                                                         551              761
   Accrued compensation and benefits                                        527              677
   Customer advances and unearned revenue                                 1,230              661
   Other accrued expenses                                                    55              152
                                                                       --------         --------
                Total current liabilities                                 3,233            2,558
                                                                       --------         --------
DEFERRED COMPENSATION                                                       175              267
LONG-TERM DEBT, EXCLUDING CURRENT INSTALLMENTS                              835               27
COMMITMENTS AND CONTINGENCIES                                                --               --
STOCKHOLDERS' EQUITY:
   Preferred stock, authorized 2,000,000 shares                              --               --
   Common stock, $.24 par value.  Authorized 20,000,000 shares;
       11,944,963 shares issued                                           2,867            2,867
   Additional paid-in capital                                            23,025           23,028
   Accumulated deficit                                                  (21,973)         (21,550)
   Treasury stock at cost, 43,637 shares                                    (27)             (61)
   Note receivable for treasury shares issued                               (24)              --
   Accumulated other comprehensive loss                                     (44)              --
                                                                       --------         --------
                Total stockholders' equity                                3,824            4,284
                                                                       --------         --------
                                                                       $  8,067         $  7,136
                                                                       ========         ========


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